UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 26, 2012

STEELE RESOURCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53474	75-3232682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3081 Alhambra Drive, Suite 208 Cameron Park, California	95682
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 672-6225

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 26, 2012, Steele Resources Corporation (the "Company") Board of Directors expanded the Company’s Board from 4 to 5 members and announced the appointment of Mark Livingston as a new director of the Company effective April 25, 2012.

Mr. Livingston, age 59, has thirty years experience in the private and public capital markets primarily in the areas of mineral exploration (oil, gas and placer gold mining) and healthcare specialty finance.  He has served as general counsel and executive officer of private companies in transition to public ownership through public registrations. His operating experience in growth companies has included responsibilities for strategic planning, regulatory compliance, P & L, capital raises of equity and debt including complex structured financings such as securitizations. Mr. Livingston graduated from Southern Methodist School of Law (JD, 1976).

In addition to his participation on the Board of Directors, Mr. Livingston will be supporting the Company's on going efforts to secure project specific financing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2012	STEELE RESOURCES CORPORATION

By: /s/ Scott Dockter
A.Scott Dockter, Chief Executive Officer

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